As filed with the Securities and Exchange Commission on January 5, 2023

Registration No. 333-257068

Registration No. 333-240377

Registration No. 333-228217

Registration No. 333-226046

Registration No. 333-225291

Registration No. 333-223435

Registration No. 333-216448

Registration No. 333-211887

Registration No. 333-205334

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

Registration No. 333-257068

Form S-8

Registration No. 333-240377

Form S-8

Registration No. 333-228217

Form S-8

Registration No. 333-226046

Form S-8

Registration No. 333-225291

Form S-8

Registration No. 333-216448

Form S-8

Registration No. 333-211887

Form S-8

Registration No. 333-205334

POST-EFFECTIVE AMENDMENT NO. 2

TO

Form S-8

Registration No. 333-223435

UNDER

THE SECURITIES ACT OF 1933

SEASPINE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3251758
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5770 Armada Drive

Carlsbad, California 92008

(Address of Principal Executive Offices)

SEASPINE HOLDINGS CORPORATION AMENDED AND RESTATED 2015 INCENTIVE AWARD PLAN

SEASPINE HOLDINGS CORPORATION 2015 EMPLOYEE STOCK PURCHASE PLAN

SEASPINE HOLDINGS CORPORATION 2016 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

SEASPINE HOLDINGS CORPORATION 2018 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

SEASPINE HOLDINGS CORPORATION 2020 EMPLOYMENT INDUCEMENT INCENTIVE AWARD PLAN

(Full Titles of the Plans)

John Bostjancic

Chief Financial Officer

SeaSpine Holdings Corporation

5770 Armada Drive

Carlsbad, California 92008

(760) 727-8399

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Malley

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121-2133

Telephone: (858) 677-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by SeaSpine Holdings Corporation (the “Registrant”):

•

Registration Statement No.  333-257068, filed with the SEC on June 14, 2021, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Employee Stock Purchase Plan.

•

Registration Statement No.  333-240377, filed with the SEC on August 4, 2020, pertaining to the registration of (i) 3,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Incentive Award Plan and (ii) 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2020 Employment Inducement Incentive Award Plan.

•

Registration Statement No.  333-228217, filed with the SEC on November 6, 2018, pertaining to the registration of 400,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Employee Stock Purchase Plan.

•

Registration Statement No.  333-226046, filed with the SEC on July 2, 2018, pertaining to the registration of 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2018 Employment Inducement Incentive Award Plan.

•

Registration Statement No.  333-225291, filed with the SEC on May 30, 2018, pertaining to the registration of 2,376,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Incentive Award Plan.

•

Registration Statement No.  333-223435, filed with the SEC on March 5, 2018, pertaining to the registration of 350,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Incentive Award Plan.

•

Registration Statement No.  333-216448, filed with the SEC on March 3, 2017, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2016 Employment Inducement Incentive Award Plan.

•

Registration Statement No. 333-211887, originally filed with the SEC on June 7, 2016, pertaining to the registration of 1,509,500 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Incentive Award Plan.

•

Registration Statement No. 333-205334, originally filed with the SEC on June 29, 2015, pertaining to the registration of (i) 2,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Incentive Award Plan and (ii) 400,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2015 Employee Stock Purchase Plan.

The Registrant is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On January 5, 2023, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 10, 2022 (the “Merger Agreement”), by and among the Registrant, Orthofix Medical, Inc. (“Orthofix”) and Orca Merger Sub, Inc., a wholly owned subsidiary of Orthofix (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Orthofix (the “Merger”).

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 5th of January, 2023.

SEASPINE HOLDINGS CORPORATION

By:	/s/ John J. Bostjancic
John J. Bostjancic
Chief Financial Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.